UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 3, 2008

AVIZA TECHNOLOGY, INC.

(Exact name of registrant as specified in charter)

Delaware	000-51642	20-1979646
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

440 Kings Village Road, Scotts Valley, CA 95066 (Address of principal executive offices) (Zip Code)

831-438-2100 (Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.              Results of Operations and Financial Condition.

On April 3, 2008, we issued a press release with respect to financial guidance relating to our second and third quarters of fiscal year 2008. A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K. This Item 2.02 and the attached Exhibit 99.1 are furnished to, but not filed with, the Securities and Exchange Commission.

Item 8.01.              Other Events.

On April 3, 2008, we announced plans for significant restructuring following an analysis of our product strategy, served markets and internal operations. The restructuring of our global workforce, products and business operations is designed to reduce our cost structure, as well as improve operational execution and financial performance.  We will refocus on our core strengths in the areas of ALD technology for the sub-45nm nodes, and Etch and PVD technologies for the fast growing 3D-IC market segments.  The end markets for these products continue to grow and are products in which we believe we have competitive advantages as demonstrated by recent wins for ALD in Japan, Etch for MEMS devices and PVD for power ICs.

We will downsize programs, products and spending related to trench capacitor technology for DRAMs, and will decrease our overall dependence on the DRAM market.  In addition to shedding assets that are not core to our future business plan, we will cease development of large batch thermal systems for the trench capacitor market.  However, we will continue to service and support our large global installed base of these products and will retain the capability to manufacture those systems when customers require additional units.

We estimate the cost of the restructuring program and other one-time charges to be in the range of $20 million to $24 million, primarily attributable to the write down of assets relating to non-core products which include inventory revaluation, cancellation of purchase commitments, and fixed assets.  In addition, it includes certain costs relating to an approximate 15 percent world-wide reduction in force of employees and contractors.  We expect additional savings to occur when we vacate our current location in Scotts Valley, CA and relocate our headquarters to a more appropriately sized facility in Santa Clara County.  Volume manufacturing will no longer be performed at our current location.  We anticipate that the restructuring plan will result in annualized savings of approximately $16 million to $20 million.

Item 9.01.              Financial Statements and Exhibits.

(d) Exhibits.

Exhibit
Number

99.1	Press Release dated April 3, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:       April 3, 2008

AVIZA TECHNOLOGY, INC.

By:	/s/ Patrick C. O’Connor
Patrick C. O’Connor
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number

99.1	Press Release dated April 3, 2008.